UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 8, 2012

LATITUDE SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-54194	26-1284382
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3500 W. SEVENTH STREET, FORT WORTH, TX 76107
(Address of Principal Executive Offices) (Zip Code)

(817) 335-3430
Registrant's telephone number, including area code

2595 NW BOCA RATON BLVD., SUITE 100, BOCA RATON, FL 33431
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

QUARTERLY REPORT

On November 8, 2012, Latitude Solutions, Inc. ("the Company") filed its Quarterly Report for the period ended June 30, 2012 on the OTC Disclosure & News Service under its stock symbol LATI. The Quarterly Report can be viewed at www.otcmarkets.com/stock/LATI/filings and a copy of the Quarterly Report is attached hereto as Exhibit 99.1.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

ITEM 2.06 MATERIAL IMPAIRMENTS.

As a result of the termination of the Company’s one existing commercial revenue generating contract along with other factors including a lack of additional prospective commercial operations, the termination of the Manufacturing Services Agreement between the Company and the major supplier of the Company’s remediation units and imminent insolvency, the Company adopted the liquidation basis of accounting effective June 30, 2012.  This basis of accounting is considered appropriate when, among other things, liquidation of a company is probable and the net realizable values of assets are reasonably determinable.  Under this basis of accounting, assets are valued at their net values and liabilities are stated at their estimated settlement amounts.  The conversion from the going concern to the liquidation basis of accounting required management to make significant estimates and judgments to record assets at estimated net realizable value and, liabilities at estimated settlement amounts. These estimates are subject to change based upon the timing of potential sales and further deterioration of the market.

As a result of this determination, the Company has recognized material impairments related to its assets.  The various assets’ values were adjusted to represent their respective net realizable values.  The net realizable values of the assets were determined based on the fair values of similar assets and/or the discounted cash flow projections of the assets, and/or the salvage values of the assets’ raw materials and components.  As a result of the differences between the estimated net realizable values of the assets and the values that the assets were recorded at by the Company, the Company has recognized an impairment charge of approximately $11,044,000 during the six months ended June 30, 2012.  This amount takes into consideration future cash expenditures by the Company for the disposition of the assets, of which no future cash expenditures are estimated.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1	Latitude Solutions, Inc. Quarterly Report for the six months ended June 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LATITUDE SOLUTIONS, INC.

	By:	/s/ James B. Smith
James B. Smith
Chief Financial Officer
Date: November 8, 2012